Exhibit 10.29

MEMORANDUM OF UNDERSTANDING

FOR

MODIFICATION OF 10% SENIOR SECURED CONVERTIBLE NOTES

MoSys, Inc., a Delaware corporation (the “Company”), Ingalls & Snyder LLC as agent (“Purchasers’ Agent”) for all Purchasers of Notes pursuant to the 10% Senior Secured Convertible Note Purchase Agreement dated as of March 14, 2016, as amended to date (the “Agreement”), and Ingalls & Snyder Value Partners, the Holder of the Majority-in-Interest of the Notes agree to modify and amend the Agreement and the Notes to restructure the indebtedness represented thereby in accordance with the following principles and conditions set forth in this Memorandum of Understanding among them dated September 13, 2018 (this “MOU”):

1.

All indebtedness subject to the Notes will be restructured as provided in this MOU effective as of the closing date of the offering of newly issued securities of the Company described in the final prospectus included in the Company’s registration statement on Form S-1/A, SEC registration number 333-225193 (the “Offering”). As of August 15, 2018, the total amount of indebtedness represented by all of the Notes was $10,036,141, which amount is fixed as the total debt subject to this MOU (the “Note Indebtedness”).

2.

If the gross proceeds to be received by the Company on the closing date of the Offering based on total investor purchase confirmations received by Roth Capital Partners LLC, the lead placement agent, are at least $6 million (excluding securities to be purchased by the Holders of the Notes at the closing of the Offering), then at the closing of the Offering, (a) the Company shall use 50% of such gross proceeds to repay a portion of the Note Indebtedness; (b) the Holders and/or the Purchasers’ Agent acting on their behalf shall purchase in the Offering an amount of the common units and/or pre-funded units being offered by the Company with a total purchase price equal to the repayment amount specified in clause (a) (but not in excess of 50% of the Note Indebtedness amount) at the closing of the Offering; and (c) the Company will use the gross proceeds from the sale of the securities to the Holders and/or the Purchasers’ Agent specified in clause (b) as an additional repayment of the Note Indebtedness.

3.

Effective on the closing date of the Offering, and upon satisfaction of the conditions stated in paragraph 2, the Agreement and the Notes shall be amended to provide that the remaining balance of the Note Indebtedness will be due August 15, 2024, except as otherwise provided in the Agreement and the Notes, and the Conversion Price of the Notes shall be reduced to 115% of the price of a common stock unit sold in the Offering, or if Nasdaq Listing Rule 5635(d) is applicable to the amendment specified in this paragraph 3, the greater of (x) market value on the date of such amendment and (y) book value per share of common stock, as such italicized terms are defined for purposes of such Listing Rule.

4.

The agreements to implement the foregoing terms for the modification of the Agreement and the Notes shall provide that in no event shall the total number of shares of common stock owned by a Holder, or Holders constituting a group, exceed 19.9% of the number of shares of common stock outstanding prior to a transaction specified in paragraph 2 or paragraph 3, as the case may be, unless stockholder approval is obtained for such excess holding.

All other terms of the Notes and the Agreement shall remain in effect without modification except as necessary to make them consistent with the provisions of the MOU and the intent of the parties expressed in this MOU. All capitalized terms defined in the Purchase Agreement have the same meanings when used in this MOU.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

COMPANY:	MOSYS, INC.

	By:	/s/ James Sullivan

	Name:	James Sullivan

	Title:	Chief Financial Officer

PURCHASERS’ AGENT:	INGALLS & SNYDER LLC

	By:	/s/ Thomas O. Boucher Jr.

	Name:	Thomas O. Boucher Jr.

	Title:	Ingalls & Snyder LLC Manager

HOLDER(S) OF A MAJORITY-IN-INTEREST OF THE NOTES	Per attached counterpart Holder signature page(s)

MoSys, Inc.

Memorandum of Understanding for the Modification of 10% Senior

Secured Convertible Notes

Holder Signature Page

The undersigned Holder(s) [of a Majority-in-Interest of the Notes] hereby execute(s) this Amendment as of the Effective Date specified therein and agree(s) to be bound by the same.

Instructions: Please sign where indicated below and complete the information requested as the bottom of the page regarding your investment.

(Individual Holders sign below)	(Entities sign below)

	Exact Legal Name of Entity:	Ingalls & Snyder Value Partners, L.P.

Print Holder’s name below:	By:	/s/ Thomas O. Boucher Jr.

Print name of authorized signature below:

Thomas O. Boucher Jr.

	Title:	General Partner

Address to which notices may be sent to Holder:	Address to which notices may be sent to Holder:	1325 Avenue of the Americas

New York, NY 10019

Attn: Thomas Boucher

Fax:	Fax:	(212) 269-7893

Email:	Email:

Tax ID Number: